SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No. _________)

Filed by the registrant ☒

Filed by a party other than the registrant ☐

Check the appropriate box:

☐	Preliminary proxy statement
☐	Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2)).
☐	Definitive proxy statement.
☒	Definitive additional materials.
☐	Soliciting material under Rule 14a-12.

World Funds Trust

(Name of Registrant as Specified in Its Charter)

(Names of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
1)	Title of each class of securities to which transaction applies:
2)	Aggregate number of securities to which transaction applies:
3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
4)	Proposed maximum aggregate value of transaction:
5)	Total fee paid:
☐	Fee paid previously with materials.
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
1)	Amount Previously Paid:
2)	Form, Schedule or Registration Statement No.:
3)	Filing Party:
4)	Date Filed:

Dear  _____,

In an effort of making the proxy voting process easier and more efficient, below is the link you can use to easily place your vote.  Please disregard this email if you have already submitted your votes.

Please click on this link:  www.vote.proxyonline.com

Your Control Number is:  XXXXXXXXXX

Simply copy the number from this email and paste it in the control number box and click on the Submit button.

You can vote all proxies in the same direction by clicking one of the four buttons below.  The Board recommends either voting With the Board or For All.

Once you have made your selection, please click on the View All Documents button toward the bottom of the page.

Lastly, select the Vote Now button on the next page you are done!

We have also attached a pdf copy of the proxy for your review and records.

Thank you for taking the time to complete this process.